SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2002

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            (607) 974-9000

N/A

(Former name or former address, if changed since last report.)

Page 1 of 4 Pages

Exhibit Index on Page 4

Item 5.  Other Events and Regulation FD Disclosure.

On July 29, 2002, Corning Incorporated announced a plan for the offering of its Series C Mandatory Convertible Preferred Stock. Pages 17, 18, 20, 21, 22 and 39 of the Roadshow Presentation relating to such offering, which are filed herewith as Exhibit 99.1, are incorporated herein by reference.

Item 9. Regulation FD Disclosure.

The entire Roadshow Presentation relating to the offering is furnished herewith as Exhibit 99.2.

(c)           Exhibits.

99.1                           Pages 17, 18, 20, 21, 22 and 39 of the Roadshow Presentation

99.2                           Roadshow Presentation

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 30, 2002

CORNING INCORPORATED

By	/s/ Katherine A. Asbeck
Katherine A. Asbeck
Senior Vice President & Controller

3

INDEX TO EXHIBITS

(c)           Exhibits

99.1                           Pages 17, 18, 20, 21, 22 and 39 of the Roadshow Presentation dated  July 30, 2002

99.2                           Roadshow Presentation dated  July 30, 2002